EXHIBIT 4.12

         OFFICER'S CERTIFICATE AND AUTHENTICATION ORDER

           Pursuant to the Indenture (For Senior Unsecured Debt Securities) dated as of August 1, 1997 (the "Indenture") between IES Utilities Inc. (the "Company") and The First National Bank of Chicago, as trustee (the "Trustee"), and resolutions adopted by the Board of Directors of the Company on July 23, 1997, this Officer's Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture and to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture.

           Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

A.    Establishment   of  Series  Pursuant  to  Section 301  of
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Indenture.  There is hereby  established  pursuant to Section 301
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of the  Indenture  a series of  Securities  which  shall have the
following   terms  (the   lettered   clauses   set  forth   below
correspond to the lettered subsections of Section 301 of the Indenture):

           (a) the title of the series of Securities shall be "6 5/8% Senior Debentures, Series A, Due 2009" (referred to herein as the "Debentures");

           (b) the aggregate principal amount of Debentures which may be authenticated and delivered under the
      Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to
      Section 304, 305, 306, 406 or 1206 thereof and, except for any Debentures which, pursuant to Section 3.3 thereof, are deemed never to have been authenticated and delivered thereunder) shall be limited to $135,000,000;

           (c)  each  installment  of  interest  on  a  Debenture
      shall  be   payable  to  the  Person  in  whose  name  such
      Debenture is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 and July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date for the Debentures. Any installment of interest on a Debenture not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name the Debenture is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not
      inconsistent   with  the  requirements  of  any  securities
      exchange  on which the  Debentures  may be  listed,  or any
      book-entry   system  which  may  be   applicable   to  this
      Debenture and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture;
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           (d)  the  Debentures  shall  mature and the  principal
      thereof shall be due and payable on August 1, 2009, together with all accrued and unpaid interest thereon to, but not including, such date;

           (e) the Debentures shall bear interest from the date of original issuance (which is anticipated to be August 4, 1997) at the rate of 6 5/8% per annum payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date") commencing February 1, 1998. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed within any month in relation to the deemed 30 days of such month. Interest on the Debentures will accrue from the date of original issuance but if interest has been paid on such Debentures, then from the most recent interest payment date through which interest has been paid. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date;

           (f) the principal of and each installment of interest on each Debenture that is not a global Security shall be payable, and registration of transfer and exchanges of such Debentures may be effected, at the office or agency of the Company in The City of New York. Payment of principal of and interest on each Debenture represented by a global Security shall be made to The Depository Trust Company ("DTC") or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Securities represented thereby for all purposes under the Indenture. Notices and demands to or upon the Company with respect to the Debentures and the Indenture may be served at the Corporate Trust Office of the Trustee or at the Company at the address of its principal office specified in the Indenture. The Trustee will initially be the Paying Agent and the Security Registrar for the Debentures;

           (h) there are no sinking fund or mandatory redemption provisions applicable to the Debentures, and the Company will not be subject to any obligation to redeem or repurchase the Debentures at the option of a Holder;

           (i)  the    Debentures    shall   be    issuable    in
      denominations of $1,000 and any integral multiple thereof;

           (o) so long as any Debentures are Outstanding, the failure of the Company to pay interest on any Debentures within sixty (60) days after the same becomes due and payable shall constitute an Event of Default;

           (r) the Debentures will be originally issued in global form registered in the name of DTC or its nominee and will, unless and until the Debentures are exchanged in
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      whole or in part for certificated  Debentures registered in the names of various beneficial holders thereof, contain restrictions on transfer, substantially as described in the form of Debentures, hereto attached as Exhibit A. A global Debenture shall be exchangeable for certificated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global Security and no successor depositary shall have been appointed, or at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global Debenture
      shall  be  so  exchangeable   or  (iii) there   shall  have
      occurred and be continuing an Event of Default with respect to the Debentures. Any global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificated Debentures registered in such names as DTC shall direct;

           (v) the Debentures shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto.

B.    Establishment  of  Form  of  Debt  Security  Pursuant  to
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Section 201 of Indenture.  It is hereby  established  pursuant to
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Section 201  of  the  Indenture  that  the  Debentures  shall  be substantially in the form attached as Exhibit A hereto.

C.    Order  for  the   Authentication  and  Delivery  of  Debt
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Securities  Pursuant  to  Section 303  of  the  Indenture.  It is
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hereby ordered  pursuant to  Section 303  of the Indenture,  that
the  Trustee   authenticate,   in  the  manner  provided  by  the
Indenture,  one  Debenture in the aggregate  principal  amount of
$135,000,000   registered  in  the  name  of  Cede &  Co.,  which
Debenture has been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Debenture to or upon the order of Chase Securities Inc., as representative, on August 4, 1997.

           The undersigned has read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned has examined the resolutions adopted by the Board of Directors of the Company on July 23, 1997. In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of (i) a series of Securities, (ii) the forms of such Securities and
(iii) authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

                            * * * * *

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 4th day of August, 1997.



                                  ____________________________________
                                  Name:   Larry D. Root
                                  Title:  President & Chief Operating Officer